Exhibit 10.9

INTERNATIONAL PAPER COMPANY

2009 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

The International Paper Company 2009 Incentive Compensation Plan (the “Plan”), provides for the award of restricted stock units (“RSU’s”), which are a derivative security based on shares of common stock of International Paper Company, a New York corporation (the “Company. The terms and provisions of the Plan are incorporated by reference herein.

For services performed for the International Paper group of companies by [NAME] (the “Employee”), it is hereby agreed between the Company and the Employee as follows:

1.	Definitions

The term “Share” or “Stock” as used in this Restricted Stock Unit Award Agreement shall mean a share of common stock, $1.00 par value, of International Paper Company.

The term “Restricted Stock Unit” or “RSU” under this Restricted Stock Unit Award Agreement shall mean a right to receive payment in cash based on the value of Company Stock on the last business day immediately preceding the date the RSU vests under Section 4.

2.	Compliance with Law and Regulations

It is the intention of the parties that this Restricted Stock Unit Award Agreement, and any securities issued pursuant to this Restricted Stock Unit Award Agreement, shall comply with all provisions of federal and applicable state securities laws.

3.	Award of Restricted Stock Units

Subject to the provisions of the Plan and this Restricted Stock Unit Award Agreement, the Company hereby awards and authorizes the issuance to Employee of [###] Restricted Stock Units. The Employee shall have no voting rights with regard to Restricted Stock Units. The Employee shall be eligible to receive dividends on the Restricted Stock Units to the extent dividends are paid by the Company to equity owners. All dividends paid on Restricted Stock Units shall be reinvested in additional Restricted Stock Units (which shall be subject to being earned by the Employee on the same basis as the original Restricted Stock Units). No award under this Plan, and no rights or interest herein, may be sold, transferred, pledged or assigned by the Employee, except at death by will or by the laws of descent and distribution. Restricted Stock Units shall be subject to forfeiture and cancellation pursuant to the provisions of the Plan and this Restricted Stock Unit Award Agreement.

4.	Method of Earning Restricted Stock Units and Removal of Restrictions

The restrictions on this Restricted Stock Unit Award shall be removed, and the award shall vest, pursuant to the following schedule:

[###] shares on [DATE]

(a)	Upon death of the Employee or the Employee’s becoming disabled as such condition is determined in the sole discretion of the Committee, if earlier; or

(b)	Upon a change of control of the Company (as defined in the Plan) if earlier; however,

(c)	If Employee ceases to be an active employee of the Company prior to [INSERT VESTING DATE FROM ABOVE] for any reason other than death or disability as described above, all of the Restricted Shares under this Agreement shall be canceled and forfeited.

5.	Designation of Beneficiary

The Employee may file with the Company a designation of a beneficiary or beneficiaries on a form approved by the Company, which designation may be changed or revoked by the Employee’s sole action, provided that the change or revocation is filed with the Company on a form approved by it. In case of the death of the Employee before termination of employment or after disability, any portion of the Employee’s award to which the Employee’s designated beneficiary or estate is entitled under the Plan and this Restricted Stock Unit Award Agreement shall be paid to the beneficiary or beneficiaries so designated or, if no beneficiary has been designated or survives the Employee, shall be delivered as directed by the executor or administrator of the Employee’s estate.

6.	Other Terms and Conditions

(a)	Employee (or his or her estate or beneficiary) shall promptly provide all information related to this Restricted Stock Unit Award Agreement requested by the Company for its tax returns.

(b)	Employee represents that Employee is familiar with the terms and provisions of the Plan, and hereby accepts the Restricted Stock Units awarded under this Restricted Stock Unit Award Agreement subject to all the terms and provisions of the Plan and this Restricted Stock Unit Award Agreement. Employee hereby agrees to accept as binding, conclusive and final all decisions which are made by the Committee with respect to interpretations of the terms of the Plan or this Restricted Stock Unit Award Agreement and with respect to any questions or disputes arising under the Plan or this Restricted Stock Unit Award Agreement.

(c)	All of the terms and conditions of the Plan and this Restricted Stock Unit Award Agreement shall be binding upon any surviving spouse, beneficiary, executor, administrator, heirs, successors or assigns of Employee.

(d)	Participation in the Plan, and execution of this Restricted Stock Unit Award Agreement, shall not give the Employee any right to a subsequent award, nor any right to continued employment by the Company or its subsidiaries for any period, nor shall the granting of an award or execution of this Restricted Stock Unit Award Agreement give the Company or its subsidiaries any right to continued services of the Employee for any period.

7.	Non-Competition and Non-Solicitation Agreements

Employee shall be required to execute both a Non-Competition and Non-Solicitation Agreement as a condition to receiving the award of Restricted Stock Units. The Non-Competition and Non-Solicitation Agreements entered into between the Company and the Employee shall be attached to this Restricted Stock Unit Award Agreement, and are hereby incorporated by reference to this Restricted Stock Unit Award Agreement.

8.	Applicable Law and Choice of Forum

This Restricted Stock Unit Award Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its rules of conflict of laws). The parties expressly agree that any appropriate state or federal district court located in the County of Westchester, State of New York shall have exclusive jurisdiction over any and all cases or controversies arising under or in connection with the Restricted Stock Unit Award or this Restricted Stock Unit Award Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties hereby waive any and all defenses to lack of personal jurisdiction with respect to such agreed upon forum.

IN WITNESS WHERE OF, the parties hereby execute this Restricted Stock Unit Award Agreement, effective as of [DATE].

INTERNATIONAL PAPER COMPANY

By:
Title:	Senior Vice President, Human Resources & Communications

[NAME OF EMPLOYEE]:

Signature of Employee:

Social Security Number: